                                   Exhibit 16


September 10, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 3, 1998 of Atlantic Data Services, Inc. and are in agreement with the statements contained in the second paragraph on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                  /s/Ernst & Young LLP